America Online, Inc.
22000 AOL way
Dulles, Virginia  20166-9323

Ladies and Gentlemen:

         We  have  acted  as  counsel  to  America  Online,   Inc.,  a  Delaware
corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on or about May 27, 1999. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate initial public offering price of up to $5,000,000,000: (i) common stock, par value $.01 per share ("Common Stock"), (ii) one or more series of preferred stock, par value $.01 per share ("Preferred Stock"), (iii) one or more series of unsecured debt securities consisting of senior debentures, notes, convertible notes, bonds and/or other evidences of indebtedness ("Debt Securities"), (iv) one or more series of Preferred Stock represented by depositary shares ("Depositary
Shares"), (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Depositary Shares ("Warrants"), and (vi) stock purchase contracts to purchase Common Stock or Preferred Stock ("Stock Purchase Contracts," and together with the Common Stock, Preferred Stock, Debt Securities, Depositary Shares and Warrants, the "Securities"). The Debt Securities may be issued under an Indenture in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the "Indenture"), proposed to be entered into between the Company and one or more trustees chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the "Trustee"). The Depositary Shares may be issued by a depositary under one or more depositary agreements (each a "Depositary Agreement"), proposed to be entered into between the Company and a financial institution identified therein as the depositary (each a "Depositary"). The Warrants may be issued under one or more warrant agreements (each a "Warrant Agreement"), proposed to be entered into between the Company and a financial institution identified therein as the warrant agent (each a "Warrant Agent"). The Stock Purchase Contracts may be issued pursuant to one or more stock purchase agreements (each, a "Stock Purchase Agreement").

         In connection with this opinion, we have examined (i) the form of Registration Statement relating to the Securities; (ii) the form of Indenture;
(iii) the Company's Restated Certificate of Incorporation, as amended and currently in effect (the "Certificate of Incorporation"); (iv) the Company's Bylaws, as amended and currently in effect (the "Bylaws"); and (v) resolutions adopted by the Board of Directors of the Company (the "Board") relating to the filing of the Registration Statement with respect to the Securities and related matters (the "Board Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, certificates of officers or other representatives of the Company, certificates of public officials and others, and such other agreements, documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal, Delaware and New York laws, in the manner presently proposed.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware (the "DGCL"). With respect to the opinion set forth in paragraph 1 below, we have assumed for all purposes that the laws of the State of New York are identical to the laws of the Commonwealth of Massachusetts. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. With respect to any series of Debt Securities, when (i) the Registration Statement, as finally amended (including all post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the applicable Debt Securities are to be sold pursuant to a purchase, underwriting or similar agreement (an "Underwriting Agreement"), such Underwriting Agreement with respect to the Debt Securities in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and the appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the applicable Debt Securities and all matters related thereto; (v) the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Certificate of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;
(vi) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee and duly delivered by the Company to the Trustee; and (vii) the applicable Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture, have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, have been issued and sold in accordance with the Indenture, and have been delivered to the purchasers thereof upon payment of the agreed upon consideration therefor in accordance with the Underwriting Agreement with respect to the applicable Debt Securities, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, the applicable Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         2. The Company has the authority pursuant to its Certificate of Incorporation to issue up to 5,000,000 shares of Preferred Stock in one or more series. With respect to any series of Preferred Stock, when (i) the Registration Statement, as finally amended (including all post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the applicable Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;
(iii)  if  the  applicable  Preferred  Stock  is  to  be  sold  pursuant  to  an
Underwriting Agreement, such Underwriting Agreement with respect to the applicable Preferred Stock in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the applicable Preferred Stock and all matters related thereto, including the adoption of a Certificate of Designation relating to the applicable Preferred Stock in accordance with the applicable provisions of the DGCL (the "Certificate of Designation"); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the applicable Preferred Stock and of its issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation, relating to the applicable Preferred Stock and the Bylaws of the Company so as not to violate any applicable law, the Certificate of Incorporation or Bylaws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the applicable Preferred Stock has been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto; and
(viii) certificates representing the shares of the applicable Preferred Stock have been duly executed, signed, registered and delivered upon payment of the agreed upon consideration therefor in accordance with the Underwriting Agreement with respect to the Preferred Stock, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, (A) the shares of the applicable Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, and (B) if the applicable Preferred Stock is convertible or exchangeable into Common Stock, the Common Stock issuable upon conversion or exchange of the applicable Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the applicable Preferred Stock and the conversion or exchange thereof in accordance with the terms of the Certificate of Designation.

         3. The Company has the authority pursuant to its Certificate of Incorporation to issue up to 1,800,000,000 shares of Common Stock. With respect to the issuance of any shares of Common Stock, when (i) the Registration Statement, as finally amended (including all post-effective amendments) has become effective; (ii) an appropriate Prospectus Supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the applicable shares of Common Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the applicable shares of Common Stock and all matters related thereto; (v) the terms of the issuance and sale of the applicable shares of Common Stock have been duly established in conformity with the Certificate of Incorporation and Bylaws so as not to violate any applicable law, the Certificate of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company;
(vi) the applicable shares of Common Stock have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto; and (vii) certificates representing the applicable shares of Common Stock have been duly executed, signed, registered and delivered upon payment of the agreed upon consideration therefor in accordance with the Underwriting Agreement with respect to the Common Stock, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, the applicable shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         4. With respect to any series of Depositary Shares, when (i) the Registration Statement, as finally amended (including all post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the applicable Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the applicable Depositary Shares are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Depositary Shares in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by the Company and the other parties thereto;
(iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the applicable Depositary Shares and the Preferred Stock underlying any such Depositary Shares, and all matters related thereto, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the applicable Depositary Shares and the classification of such series of Preferred Stock; (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Preferred Stock underlying the applicable Depositary Shares and of the issuance and sale of such Preferred Stock have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation, relating to the applicable Preferred Stock and the Bylaws of the Company so as not to violate any applicable law, the Certificate of Incorporation or Bylaws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the applicable Depositary Shares have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto; (viii) a Deposit Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto and (ix) depositary receipts representing the Depositary Shares in the form contemplated and authorized by a Deposit Agreement have been duly executed, signed, registered and delivered upon payment of the agreed upon consideration therefor in accordance with the Underwriting Agreement with respect to the Depositary Shares, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, (A) the Depositary Shares will be validly issued and (B) if the applicable Prospectus Supplement provides that the Preferred Stock underlying the applicable Depositary Shares is convertible or exchangeable into or for Common Stock, the Common Stock issuable upon conversion or exchange of the applicable Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the applicable Depositary Shares and underlying Preferred Stock and the conversion or exchange thereof in accordance with the terms of the Certificate of Designation and Deposit Agreement.

         5. With respect to any Warrants, when (i) the Registration Statement, as finally amended (including all post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the applicable Warrants are to be sold pursuant to a purchase, underwriting or similar agreement (an "Underwriting Agreement"), such Underwriting Agreement with respect to the Warrants in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and the appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the applicable Warrants and associated Warrant Agreement and all matters related thereto; (v) the terms of the applicable Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) a Warrant Agreement conforming to the description thereof in the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, has been duly authorized, executed and delivered by the Company and the Warrant Agent named therein; and (vii) the applicable Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company in accordance with the provisions of the Warrant Agreement, have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, have been issued and sold in accordance with the Warrant Agreement, and have been delivered to the purchasers thereof upon payment of the agreed upon consideration therefor in accordance with the Underwriting Agreement with respect to the applicable Warrants, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, the applicable Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         6. With respect to any Stock Purchase Contracts, when (i) the Registration Statement, as finally amended (including all post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the applicable Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the applicable Stock Purchase Contracts are to be sold pursuant to a purchase, underwriting or similar agreement (an "Underwriting Agreement"), such Underwriting Agreement with respect to the Stock Purchase Contracts in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by the Company and the other parties thereto;
(iv) the Board, including any appropriate committee appointed thereby, and the appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the applicable Stock Purchase Contracts and associated Stock Purchase Agreement and all matters related thereto; (v) the terms of the applicable Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Stock Purchase Agreement and do not to violate any applicable law, the Certificate of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) a Stock Purchase Agreement conforming to the description thereof in the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, has been duly authorized, executed and delivered by the Company and the Purchase Agent named therein; and (vii) the applicable Stock Purchase Contracts have been duly executed and countersigned in accordance with the Stock Purchase Agreement and have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, have been issued and sold in accordance with the Stock Purchase Agreement, and have been delivered to the purchasers thereof upon payment of the agreed upon consideration therefor in accordance with the Underwriting Agreement with respect to the applicable Stock Purchase Contracts, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, the applicable Stock Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         For purposes of the opinions rendered above, we have assumed that the Company will at all times in the future be duly incorporated and validly existing as a corporation under the laws of the State of Delaware and have the corporate power and authority to issue and sell the Securities. To the extent that the obligations of the Company under the Indenture, the Deposit Agreement, the Warrant Agreement and the Stock Purchase Agreement, as the case may be, may be dependent upon such matters, we assume for purposes of the foregoing opinions the following facts at the time of the execution and delivery of such agreements: that the other party thereto is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such party is duly qualified to engage in the activities contemplated by the agreement; that the agreement has been duly authorized, executed and delivered by the other party and constitutes a legally valid, binding and enforceable obligation of the other party, enforceable against it in accordance with its terms; that the other party is in compliance, generally and with respect to acting in its designated capacity under such agreement, with all applicable laws and regulations; and that the other party has the requisite organizational and legal power and authority to perform its obligations under such agreement.

         We hereby  consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                                     Very truly yours,


                                     /s/Mintz, Levin, Cohn, Ferris,
                                        Glovsky and Popeo, P.C.
                                     Mintz, Levin, Cohn, Ferris,
                                        Glovsky and Popeo, P.C.